Exhibit (c)(9)

Presentation to the Board of Directors of Leonard Project Myriad October 22, 2015

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Table of Contents I. Historical Burrow Equity Performance II. Financial Projections III. Leonard Acquisition of Public Equity Interest in Burrow IV. Form of Offer and Timeline Appendix A: Additional Materials Appendix B: Detailed Management Projections

Summary Leonard Management has evaluated several paths to unlock value for both Leonard shareholders and Burrow unitholders While each scenario has unique benefits, Leonard management recommends pursuing the path of Leonard purchasing 100% of Burrow’s publicly traded units Simplifies corporate structure and reduces ongoing operating costs by eliminating another reporting company / organization / structure Proven vehicle (C-Corp) for operating / growing refining platform Results in better access to capital markets Easier for analysts / investors / rating agencies / trade creditors to understand Eliminates equity valuation inconsistencies Easier to manage working capital / growth capital projects

Summary (Continued) ($ in millions) Leonard management recommends the following form of offer to Burrow unitholders: / Purchase price: $27.71 Price – 15.0% premium to Burrow 20-day1 VWAP – 13.1% premium to current Burrow unit price Purchase Consideration Form of consideration to be negotiated – For purposes of this analysis, assumes $17.50 / unit in cash and $10.21 / unit in Leonard shares Sources Uses Leonard Cash $ 500 Burrow Equity Consideration $ 1,617 Uses 2 Acquisition Debt 548 Assumption of Burrow Debt 356 & Funds Assumption of Burrow Debt 356 Fees / Expenses 26 of Leonard Equity 596 Sources Total Sources $ 2,000 Total Uses $ 2,000 Leonard Leonard Standalone Pro Forma Capitalization Decon. Adj. Decon. Forma Cash & Cash Equivalents $ 660 $(400) $ 260 Pro Total Debt 889 904 1,793 Net Debt $ 229 $ 1,304 $ 1,533 Capitalization Consolidated Credit Metrics Leonard Debt / 2016E EBITDA 0.9 x 1.8 x Net Debt / 2016E EBITDA 0.2 1.5 Source: Bloomberg as of 20-Oct-2015, Leonard Management model dated 20-Oct-2015 hereafter referred to as “Leonard Management model” 1 Based on trading days. 2 The cash / acquisition debt component of the offer can be fully funded with a combination of cash-on-hand, capital markets or a bridge loan. 4

I. Historical Burrow Equity Performance

Burrow Unit Price History 2015 YTD % of Burrow Prices Current Current $ 24.50 100% $29 1,800 1 Month Avg. 24.30 99% 06-Feb-2015 05-May-2015 04-Aug-2015 3 Month Avg. 25.04 102 $28 Announces 4th Announces 1st quarter Announces 1st quarter 6 Month Avg. 25.02 102 quarter results; results; Actual LP results; Actual LP 1,600 1 Year Avg. 24.35 99 Actual LP distribution of $1.08 distribution of $1.19 distribution of $0.49 2 Year Avg. 24.89 102 $27 1,400 52-Week High 27.77 113 52-Week Low 20.09 82 $26 20-Day VWAP 24.09 98 1,200 50-Day VWAP 25.10 102 ) $25 (USD 1,000 $ 24.50 Volum $24 e Price (0 ing 800 00) Clos $23 600 $ 22. $22 14 $21 400 $20 200 $19 0 Jan-2015 Mar-2015 May-2015 Aug-2015 Oct-2015 Volume Burrow Source: Company filings, Bloomberg as of 20-Oct-2015 Note: VWAP based on number of trading and not calendar days in given period. Historical Burrow Equity Performance 6

Overview of Current Refiner Trading Multiples EV / EBITDA EV / 2016E IBES EBITDA Median: 6.0 x Median: 5.8 x Median: 5.2 x Median: 6.1 x 8.9 x 7.1 x 7.0 x 6.7 x 6.5 x 6.2 x 6.1 x 5.9 x 5.8 x 5.1 x 5.2 x 4.5 x 4.0 x Leonard HFC CVI DK ALJ TSO VLO PSX MPC PBF Burrow ALDW CVRR Mgmt. Mgmt. EV / 2017E IBES EBITDA Median: 5.9 x Median: 5.6 x Median: 5.0 x Median: 6.5 x 8.6 x 6.7 x 6.5 x 6.8 x 6.3 x 6.1 x 6.4 x 6.1 x 5.7 x 4.8 x 5.0 x 4.5 x 3.5 x Leonard CVI HFC DK ALJ TSO VLO PSX MPC PBF Burrow CVRR ALDW Mgmt. Mgmt. MidCon Refining Peers Coastal Refining Peers Other Refining Peers Refining MLP Peers Source: Leonard Management model dated 20-Oct-2015 (utilizes Burrow 2016E preliminary budgeted operating and financial assumptions), Company filings, IBES, Bloomberg as of 20-Oct-2015 Note: Enterprise value figures reflect market capitalization of non-controlling interest. Leonard and Burrow EV calculated using 2015E YE debt, cash and share / unit counts per Leonard Management. Burrow EBITDA does not include impact from logistics drop down. Historical Burrow Equity Performance 7

Wall Street Research Targets Burrow ($ in millions, Except per Unit Data) Price EBITDA DPU Date Broker Rating Target 2016E 2017E 2016E 2017E 16-Oct-2015 Hold $24.00 $390 $384 $2.99 $2.92 08-Oct-2015 Hold 26.00 426 N/A 3.55 3.58 07-Oct-2015 Buy 34.00 363 415 2.97 3.48 06-Oct-2015 Sell 22.00 421 412 2.86 2.87 05-Oct-2015 Hold 27.00 396 408 3.42 3.67 Current Market Price $24.50 Broker Median 26.00 $ 396 $ 410 $ 2.99 $ 3.48 IBES Median 28.50 396 415 3.00 3.06 Source: Wall Street research Note: IBES estimates include anonymous brokers not displayed in table. Historical Burrow Equity Performance 8

Historical Exchange Ratio Burrow / Leonard Market Prices | Since Burrow IPO (July 26, 2012) 1.10x Burrow 1.00x to Favorable 0.90x o Rati 0.80x hange Exc 3Y Average: 0.70x 0.70x 2Y Average: 0.62x 0.60x Leonard 0.56 x to 0.50x 1Y Average: 0.57x 3M Average: 0.56x 6M Average: 0.56x Favorable 1M Average: 0.54x 0.40x Jul-2012 Feb-2013 Aug-2013 Mar-2014 Sep-2014 Apr-2015 Oct-2015 Burrow / Leonard Source: Bloomberg as of 20-Oct-2015 Historical Burrow Equity Performance 9

Burrow Units Traded at Various Prices Last 6 Months Last 12 Months 100,000 Weighted Average Price: $24.44 Weighted Average Price: $25.14 50,000 ) 80,000 00 ) 40,000 (000 ( 0 e e 30,000 um 60,000 olum Vol 40,000 V 20,000 20,000 10,000 $18.23 $21.85 $25.47 $29.08 $18.23 $21.85 $25.47 $29.08 to to to to to to to to $21.84 $25.45 $29.07 $32.70 $21.84 $25.45 $29.07 $32.70 Last 2 Years Last 3 Years 200,000 Weighted Average Price: $24.87 350,000 Weighted Average Price: $24.78 160,000 300,000 250,000 (000) 0 00) 120,000 e( 200,000 150,000 Volum 80,000 olume V 100,000 40,000 50,000 $18.23 $21.85 $25.47 $29.08 $18.23 $21.85 $25.47 $29.08 to to to to to to to to $21.84 $25.45 $29.07 $32.70 $21.84 $25.45 $29.07 $32.70 Source: Bloomberg as of 20-Oct-2015 Historical Burrow Equity Performance 10

Illustrative Burrow Unitholder Cost Basis Analysis 65% Proposed Offer Price: $27.71 35% 7% 23% 14% 24% 5% 3% 4% 9% 2% 3% 0% 0% 0% 0% 0% 2% 0% 0% 1% 2% 2% $0 $0—<$3 $3—<$6 $6—<$9 $9—<$12 $12—<$15 $15—<$18 $18—<$21 $21—<$24 $24—<$27 $27—<$30 $30—<$33 Institutional Broker-Dealers Retail Source: Thomson Reuters, Bloomberg as of 20-Oct-2015 Note: Distribution per unit for Q3 2015 taken as IBES consensus estimate. Assumes retail unitholders implied from total Burrow units outstanding less institutional holdings less broker dealer holdings and less Leonard holdings. Retail adjusted cost basis assumed to be same as pro rata allocation of institutional adjusted cost basis. Analysis assumes that distributions received by unitholders for the period beginning with the IPO and ending December 31, 2015, are allocated, on a cumulative basis, an amount of federal taxable income for that period that was 50% of the cash distributed with respect to that period, in accordance with Burrow’s S-1 disclosure. Historical Burrow Equity Performance 11

II. Financial Projections

Summary Standalone Projections Deconsolidated Leonard ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 274 $ 282 $ 285 $ 273 $ 1,114 $ 1,066 $ 1,200 $ 1,206 $ 1,273 Less: Segment SG&A (10) (10) (10) (10) (42) (42) (42) (42) (42) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (102) (103) (104) (110) (420) (404) (438) (423) (431) Less: Turnaround Expense 0 0 0 0 0 (70) 0 (40) 0 Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: DD&A (Book) (36) (36) (34) (29) (135) (132) (146) (161) (175) Operating Income $ 106 $ 113 $ 117 $ 103 $ 438 $ 340 $ 494 $ 458 $ 542 Plus: DD&A (Book) 36 36 34 29 135 132 146 161 175 Adj. EBITDA $ 142 $ 149 $ 151 $ 132 $ 574 $ 471 $ 640 $ 619 $ 717 Plus: LP Distributions from Mule 14 14 15 15 57 65 73 81 89 Plus: GP Distributions from Mule 1 1 2 3 8 22 35 49 62 Plus: LP Distributions from Burrow 22 5 31 12 70 104 96 96 96 Adj. EBITDA plus Gross Distributions $ 179 $ 170 $ 199 $ 162 $ 709 $ 662 $ 844 $ 845 $ 965 Operating Income $ 106 $ 113 $ 117 $ 103 $ 438 $ 340 $ 494 $ 458 $ 542 Less: Interest Expense (13) (13) (12) (12) (50) (50) (50) (49) (49) Plus: Interest Income 0 0 0 0 1 1 2 2 2 Pre Tax Leonard Income $ 94 $ 101 $ 104 $ 91 $ 389 $ 291 $ 446 $ 411 $ 495 Less: Provision for Income Taxes1 (35) (37) (39) (34) (144) (108) (165) (152) (183) Leonard Net Income $ 59 $ 63 $ 66 $ 57 $ 245 $ 183 $ 281 $ 259 $ 312 Plus: Mule Total Net Income 12 11 14 19 56 83 107 115 124 Plus: Burrow Total Net Income 39 12 54 22 127 186 173 174 174 Consolidated Net Income $ 110 $ 86 $ 134 $ 98 $ 429 $ 453 $ 561 $ 547 $ 610 Less: Minority Interest (28) (11) (39) (22) (99) (150) (152) (156) (160) Net Income Attributable to Leonard $ 82 $ 76 $ 96 $ 77 $ 330 $ 302 $ 409 $ 391 $ 450 Average Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Earnings per Share $ 0.87 $ 0.80 $ 1.02 $ 0.81 $ 3.50 $ 3.21 $ 4.35 $ 4.16 $ 4.78 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 867 $ 862 Cash 681 697 711 980 980 981 1,269 1,381 1,584 Net Debt $ 207 $ 190 $ 174 $(97) $(97) $(103) $(396) $(514) $(722) Shares Outstanding Beginning Shares 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Fully Diluted Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Common Dividends / Share2 $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Source: Leonard Management model dated 20-Oct-2015 Note: Assumes TexNew Mex pipeline sold to Mule in Q4 2015 for $175mm in proceeds per Leonard Management. Fully diluted shares outstanding calculated as follows: 93,683,528 YE 2015E basic shares outstanding plus 406,649 in restricted stock units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive regular common dividends paid in cash per Leonard Management. 1 Assumes 37% marginal tax rate per Leonard Management. 2 Assumes $0.16/share increase per year per Leonard Management. Financial Projections 13

Summary Standalone Projections Burrow ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 173 $ 166 $ 214 $ 169 $ 722 $ 774 $ 754 $ 756 $ 758 Less: Segment SG&A (11) (11) (11) (11) (46) (48) (48) (48) (48) Less: Corporate SG&A (8) (8) (8) (8) (31) (32) (32) (32) (32) Less: Operating Expenses (74) (80) (76) (73) (303) (294) (294) (294) (294) Less: Burrow Logistics Cost 0 0 (5) (10) (15) (41) (42) (43) (44) Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: Turnaround Expense 0 (30) (10) (15) (55) 0 0 0 0 EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Cash Flow Statement EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Less: Interest Expense (8) (8) (8) (8) (30) (30) (30) (30) (30) Plus: Interest Income 0 0 0 0 0 1 1 1 1 Less: Refining / Retail / Logistics Capex (13) (13) (13) (12) (51) (48) (48) (48) (48) Less: Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Distributions LP DPU $ 0.61 $ 0.15 $ 0.87 $ 0.32 $ 1.96 $ 2.91 $ 2.68 $ 2.69 $ 2.70 % Growth 48.2% (7.7)% 0.4% 0.4 % Memo Item: Adjusted LP DPU 1 $ 0.61 $ 0.47 $ 0.98 $ 0.48 $ 2.55 $ 2.91 $ 2.68 $ 2.69 $ 2.70 % Growth 14.1% (7.7)% 0.4% 0.4 % Excess Cash after Distributed Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 Less: Special Distributions 0 0 0 0 0 0 0 0 0 Less: Discretionary Capex (13) (13) (13) (13) (50) (25) (8) (8) (8) Plus: Cash Proceeds from Logistics Sales to Mule 0 0 185 185 370 0 0 0 0 Free Cash Flow $(13) $(13) $ 173 $ 173 $ 320 $(25) $(8) $(8) $(8) Balance Sheet Total Debt $ 369 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 Cash 100 100 273 445 445 420 412 404 396 Net Debt $ 269 $ 281 $ 109 $(64) $(64) $(39) $(31) $(23) $(15) Units Outstanding Beginning Units 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 Units Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Fully Diluted Units Outstanding 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 Source: Leonard Management model dated 20-Oct-2015 Note: Fully diluted units outstanding calculated as follows: 92,833,486 YE 2015E basic units outstanding plus 330,806 in restricted stock units plus 813,941 in phantom units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs, phantom units) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive LP distributions per Leonard Management. 1 Distributions adjusted to exclude the impact of turnaround expenses. Financial Projections 14

Summary Standalone Projections Mule With Drop Downs ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 82 $ 81 $ 88 $ 103 $ 355 $ 430 $ 487 $ 503 $ 520 Less: SG&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Less: Operating Expenses (41) (41) (42) (41) (165) (165) (165) (165) (165) EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 297 $ 312 $ 329 Cash Flow Statement EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 297 $ 312 $ 329 Less: Interest Expense (6) (6) (7) (9) (28) (41) (50) (52) (52) Plus: Interest Income 0 0 0 0 0 0 0 0 0 Less: Capex (8) (8) (9) (10) (36) (26) (24) (25) (25) Distributable Cash Flow $ 21 $ 20 $ 25 $ 37 $ 102 $ 173 $ 223 $ 236 $ 252 Coverage Ratio 0.99 x 0.89 x 1.04 x 1.25 x 1.06 x 1.29 x 1.38 x 1.25 x 1.18 x Distributed Cash Flow $ 21 $ 22 $ 24 $ 29 $ 96 $ 134 $ 161 $ 188 $ 214 Excess Cash after Distributed Cash Flow $(0) $(2) $ 1 $ 7 $ 6 $ 39 $ 62 $ 48 $ 38 Acquisition Capex 0 0 (185) (484) (669) 0 0 0 0 Distributions LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 % Growth 13.7% 12.1% 10.8% 9.7 % LP Distributions $ 20 $ 20 $ 22 $ 26 $ 89 $ 113 $ 126 $ 140 $ 153 GP Distributions $ 1 $ 1 $ 2 $ 3 $ 8 $ 22 $ 35 $ 49 $ 62 % Growth 173.0% 63.0% 38.6% 27.9 % Balance Sheet Total Debt $ 465 $ 465 $ 539 $ 744 $ 744 $ 744 $ 902 $ 902 $ 902 Cash 50 47 30 (0) (0) 39 258 306 343 Net Debt $ 415 $ 418 $ 509 $ 744 $ 744 $ 705 $ 643 $ 595 $ 559 Units Outstanding Beginning Units 47.6 47.6 47.6 50.1 47.6 56.5 56.5 56.5 56.5 Units Issued 0.0 0.0 2.5 6.5 8.9 0.0 0.0 0.0 0.0 Fully Diluted Units Outstanding 47.6 47.6 50.1 56.5 56.5 56.5 56.5 56.5 56.5 Source: Leonard Management model dated 20-Oct-2015 Note: See appendix for drop down assumptions. Fully diluted units outstanding calculated as follows: 47,327,748 YE 2015E basic units outstanding plus 272,872 in restricted stock units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive LP distributions per Leonard Management. Financial Projections 15

III. Leonard Acquisition of Public Equity Interest in Burrow

Overview of Leonard Acquisition of Public Equity Interest in Burrow Transaction Overview Assumptions Leonard acquires public’s equity interest in Burrow for a combination of cash and Leonard equity Assumes transaction effective January 1, 20161 Merger must be approved by holders of a majority of Burrow units (including units held by Leonard) Eliminates a public vehicle within Leonard family and consolidates refining assets within a single public entity Post transaction, Burrow logistics assets sold to Mule2 Status Quo and Proposed Transaction Structure Pro Forma Structure Leonard Leonard Public Public Public St. Paul & Gallup & Combined Retail Gallup & Logistics Burrow El Paso Mule Retail Mule El Paso St. Paul Retail Logistics Logistics Logistics Source: Leonard Management 1 Assumed date for illustrative modeling purposes only. 2 Subject to negotiations between Leonard and Mule Conflicts Committee. Leonard Acquisition of Public Equity Interest in Burrow 17

Illustrative Discounted Cash Flow Analysis

Burrow (Excludes Sale of Logistics to Mule)

($ in millions)

Unlevered Free Cash Flows	2016E	2017E	2018E	2019E	2020E	Terminal Value
Gross Profit	$ 722	$ 774	$ 754	$ 756	$ 758	
Less: Operating Expenses	(303)	(294)	(294)	(294)	(294)	
Less: G&A	(76)	(80)	(80)	(80)	(80)	
Less: Turnaround Expense	(55)	0	0	0	0	
EBITDA	$ 288	$ 400	$ 380	$ 382	$ 384	$ 417
Less: Changes in Working Capital	0	0	0	0	0	
Less: Refining / Retail / Logistics Capex	(51)	(48)	(48)	(48)	(48)	
Less: Corporate Capex	(8)	(8)	(8)	(8)	(8)	
Less: Discretionary Capex	(50)	(25)	(8)	(8)	(8)	
Unlevered Free Cash Flow	$ 180	$ 319	$ 316	$ 318	$ 320	

Sensitivity Analysis

Implied Unit Price

Terminal Multiple	Illustrative Burrow WACC: 9 %	10 %	11 %
6.0 x	$ 26.89	$ 25.84	$ 24.84
7.0	29.77	28.59	27.47
8.0	32.65	31.34	30.10

Source: Leonard Management model dated 20-Oct-2015

Note: Analysis as of 01-Jan-2016. Assumes discounting based on mid-year convention. Unlevered Free Cash Flow Terminal Value based on LTM terminal multiple method and assumes average of 2013A-2015E EBITDA and range of multiples per Leonard Management. Analysis excludes impact of planned sale of Burrow logistics assets to Mule in 2016E. Turnaround expense in perpetuity assumed to be total 5-year projected period turnaround expense divided by 5 years per Leonard Management. Burrow unit count based on fully diluted units outstanding.

Leonard Acquisition of Public Equity Interest in Burrow 18

Analysis at Various Premiums Burrow ($ in millions) % Premium to 20-Day VWAP 0% 5% 10% 15% 20% 25 % Burrow Unit Closing Burrow 20-Day VWAP $ 24.09 $ 25.30 $ 26.50 $ 27.71 $ 28.91 $ 30.12 Price Averages Arithmetic VWAP Current $ 24.50 $ 24.50 Fully Diluted 2015 YE Units Out. (mm) 94.0 94.0 94.0 94.0 94.0 94.0 1-Week 24.76 24.76 2-Week 24.84 24.85 Equity Value $ 2,264 $ 2,377 $ 2,491 $ 2,604 $ 2,717 $ 2,830 20-Day 24.33 24.09 50-Day 24.96 25.10 (+) 2015 YE Total Debt 356 356 356 356 356 356 (-) 2015 YE Cash and Equivalents (100) (100) (100) (100) (100) (100) Enterprise Value5 $ 2,521 $ 2,634 $ 2,747 $ 2,860 $ 2,974 $ 3,087 EV / EBITDA MidCon¹ Coastal² Other³ MLP4 Metric Leonard5 Historical Median Median Median Median 2012-2014A Avg. $ 513 4.9 x 5.1 x 5.4 x 5.6 x 5.8 x 6.0 x 6.6 x 5.5 x 7.7 x 5.9 x 5.0 x LTM 431 5.9 6.1 6.4 6.6 6.9 7.2 5.0 5.4 6.1 4.6 5.2 Management 2016E $ 288 8.8 x 9.1 x 9.5 x 9.9 x 10.3 x 10.7 x 6.7 x 6.0 x 5.8 x 5.2 x 6.1 x 2017E 400 6.3 6.6 6.9 7.2 7.4 7.7 6.3 5.9 5.6 5.0 6.5 Source: Company filings, Leonard Management model dated 20-Oct-2015, IBES, Wall Street research, Bloomberg as of 20-Oct-2015 Note: Peer enterprise value figures reflect market capitalization of non-controlling interest. Burrow management EBITDA does not include impact from logistics drop down. VWAPs based on trading days. ¹ MidCon Refining Peers include ALJ, CVI, DK and HFC. 2 Coastal Refining Peers includes TSO and VLO. 3 Other Refining Peers include PBF, PSX and MPC. 4 Refining MLP Peers include ALDW and CVRR. 5 Burrow and Leonard enterprise value shown based on 2015E YE financials per Leonard Management. Leonard Acquisition of Public Equity Interest in Burrow 19

Illustrative Sources and Uses and Ownership

Leonard Acquisition of Public Equity Interest in Burrow | 15% Premium | $17.50 Cash

($ in millions, except per unit/share data)

Sources	$mm
Equity Issued to Burrow Public Unitholders	$ 596
Assumption of Burrow Gross Debt	356
Acquisition Debt	548
Public Units Issued	0
Leonard Cash Used	500
Total Sources	$ 2,000

Uses	
Purchased Equity	$ 1,617
Assumption of Burrow Gross Debt	356
Advisory Fees	10
Financing Fees	16
Total Uses	$ 2,000

Key Assumptions

- Assumes Transaction effective January 1, 2016
- Consideration consisting of cash and Leonard shares
  - Use of $500 million excess cash on Leonard balance sheet
  - 15% premium applied to Burrow 20-day VWAP
  - New Leonard shares (at 20-day VWAP of $45.06)
  - New transaction debt to fill remaining financing need
    - Illustrative 7.0% coupon and 3% fees on new debt issued
- Burrow notes remain outstanding
- $10 million of annual synergies per Leonard Management[2]

Capitalization	Leonard Decon.	Acquisition Adj.	Leonard Pro Forma
Cash & Cash Equivalents	$ 660	$(400)	$ 260
Total Debt	889	904	1,793
Net Debt	$ 229	$ 1,304	$ 1,533
Deconsolidated Metrics[1]			
2016E EBITDA	$ 709	$ 187	$ 896
2017E EBITDA	662	265	927
Debt / 2016E EBITDA	1.3 x		2.0 x
Net Debt / 2016E EBITDA	0.3		1.7
Consolidated Metrics			
2016E EBITDA	$ 1,013	$(16)	$ 996
2017E EBITDA	1,070	10	1,080
Debt / 2016E EBITDA	0.9 x		1.8 x
Net Debt / 2016E EBITDA	0.2		1.5
Ownership			
Leonard Ownership in Burrow	38 %		100 %
Public Ownership in Burrow	62		0

Consideration Paid to Burrow	
20-Day VWAP	$ 24.09
Illustrative Premium	15.0 %
Illustrative Acquisition Price	$ 27.71
Leonard Equity Consideration	$ 10.21
Cash Consideration	17.50
Total Consideration	$ 27.71

Source: Leonard Management model dated 20-Oct-2015, Bloomberg as of 20-Oct-2015

[1] Leonard standalone EBITDA adjusted to include gross distributions from Burrow and Mule.

[2] Synergy projections per Leonard Management.

Leonard Acquisition of Public Equity Interest in Burrow

20

Summary Pro Forma Leonard Projections Acquisition of Public Interest in Burrow | 15% Premium | $17.50 Cash ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 448 $ 448 $ 499 $ 442 $ 1,836 $ 1,840 $ 1,954 $ 1,962 $ 2,031 Less: Segment SG&A (22) (22) (22) (22) (87) (90) (90) (90) (90) Less: Corporate SG&A (27) (27) (27) (27) (109) (112) (113) (114) (115) Less: Segment Operating Expenses (203) (183) (185) (193) (765) (739) (773) (760) (769) Less: Turnaround Expense 0 (30) (10) (15) (55) (70) 0 (40) 0 Plus: Synergies 3 3 3 3 10 10 10 10 10 Less: DD&A (Book) (47) (47) (44) (38) (176) (166) (180) (194) (209) Operating Income $ 151 $ 141 $ 213 $ 148 $ 654 $ 674 $ 808 $ 774 $ 858 Plus: DD&A (Book) 47 47 44 38 176 166 180 194 209 Adj. EBITDA $ 198 $ 188 $ 257 $ 187 $ 830 $ 840 $ 988 $ 968 $ 1,067 Plus: LP Distributions from Mule 14 14 15 15 57 65 73 81 89 Plus: GP Distributions from Mule 1 1 2 3 8 22 35 49 62 Plus: LP Distributions from Burrow 0 0 0 0 0 0 0 0 0 Adj. EBITDA plus Gross Distributions $ 213 $ 204 $ 274 $ 205 $ 896 $ 927 $ 1,096 $ 1,098 $ 1,218 Operating Income $ 151 $ 141 $ 213 $ 148 $ 654 $ 674 $ 808 $ 774 $ 858 Less: Interest Expense (28) (28) (28) (28) (114) (114) (113) (113) (113) Plus: Interest Income 0 0 0 0 1 2 2 3 3 Pre Tax Leonard Income $ 123 $ 113 $ 185 $ 120 $ 541 $ 563 $ 697 $ 663 $ 748 Less: Provision for Income Taxesą (45) (42) (68) (45) (200) (208) (258) (245) (277) Leonard Net Income $ 77 $ 71 $ 116 $ 76 $ 341 $ 354 $ 439 $ 418 $ 471 Plus: Mule Total Net Income 12 11 14 19 56 83 107 115 124 Plus: Burrow Total Net Income 0 0 0 0 0 0 0 0 0 Consolidated Net Income $ 89 $ 82 $ 130 $ 95 $ 397 $ 438 $ 546 $ 533 $ 596 Less: Minority Interest (4) (3) (5) (8) (20) (35) (45) (48) (52) Net Income Attributable to Leonard $ 86 $ 79 $ 126 $ 87 $ 377 $ 403 $ 501 $ 485 $ 544 Average Shares Outstanding 107.3 107.3 107.3 107.3 107.3 107.3 107.3 107.3 107.3 Earnings per Share $ 0.80 $ 0.74 $ 1.17 $ 0.81 $ 3.51 $ 3.75 $ 4.67 $ 4.52 $ 5.07 Balance Sheet Total Debt $ 1,792 $ 1,790 $ 1,789 $ 1,788 $ 1,788 $ 1,782 $ 1,777 $ 1,771 $ 1,766 Cash 308 322 547 1,003 1,003 1,157 1,581 1,808 2,109 Net Debt $ 1,484 $ 1,469 $ 1,242 $ 785 $ 785 $ 625 $ 195 $(37) $(343) Shares Outstanding Beginning Shares 94.1 107.3 107.3 107.3 94.1 107.3 107.3 107.3 107.3 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 13.2 0.0 0.0 0.0 13.2 0.0 0.0 0.0 0.0 Fully Diluted Shares Outstanding 107.3 107.3 107.3 107.3 107.3 107.3 107.3 107.3 107.3 Common Dividends / Share? $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Source: Leonard Management model dated 20-Oct-2015 Note: Assumes $10mm in pretax annual synergies per Leonard Management. 1 Assumes marginal tax rate of 37% per Leonard Management. 2 Assumes $0.16/share increase per year per Leonard Management. Leonard Acquisition of Public Equity Interest in Burrow 21

Illustrative EPS Build Up

Acquisition of Public Interest in Burrow | 15% Premium | $17.50 Cash

($ in millions, except per unit/share data)

Standalone

	2016E				2017E			
Standalone	Leonard	Burrow	Mule	Total	Leonard	Burrow	Mule	Total
EBITDA	$ 574	$ 273	$ 166	$ 1,013	$ 471	$ 359	$ 240	$ 1,070
Less: D&A (Book)	(135)	(41)	(49)	(225)	(132)	(34)	(67)	(233)
Less: Interest Expense	(50)	(30)	(28)	(109)	(50)	(30)	(41)	(121)
Plus: Interest Income	1	0	0	1	1	1	0	2
Pre-Tax Income	$ 389	$ 202	$ 89	$ 681	$ 291	$ 295	$ 132	$ 719
Leonard Ownership (Avg.)	*100 %*	*38 %*	*65 %*		*100 %*	*38 %*	*65 %*	
Leonard Pre-Tax Income	*$ 389*	*$ 77*	*$ 57*	*$ 523*	*$ 291*	*$ 112*	*$ 77*	*$ 480*
Applicable Tax Rate	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*
Leonard Provision for Income Taxes	(144)	(28)	(21)	(194)	(108)	(41)	(28)	(178)
Total Net Income	$ 245	$ 127	$ 56	$ 429	$ 183	$ 186	$ 83	$ 453
Less: Minority Interest	0	(79)	(20)	(99)	0	(115)	(35)	(150)
Net Income Attributable to Leonard	$ 245	$ 48	$ 36	$ 330	$ 183	$ 70	$ 48	$ 302
Leonard FDSO (Avg.)	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*
Leonard Ownership (Avg.)	*100 %*	*38 %*	*65 %*		*100 %*	*38 %*	*65 %*	
EPS Attributable to Leonard	$ 2.61	$ 0.51	$ 0.38	$ 3.50	$ 1.95	$ 0.75	$ 0.51	$ 3.21

Pro Forma

	2016E			2017E		
Pro Forma	Leonard	Mule	Total	Leonard	Mule	Total
EBITDA	$ 830	$ 166	$ 996	$ 840	$ 240	$ 1,080
Less: D&A (Book)	(176)	(49)	(225)	(166)	(67)	(233)
Less: Interest Expense	(114)	(28)	(142)	(114)	(41)	(154)
Plus: Interest Income	1	0	1	2	0	2
Pre-Tax Income	$ 541	$ 89	$ 630	$ 563	$ 132	$ 695
Leonard Ownership (Avg.)	*100 %*	*65 %*		*100 %*	*58 %*	
Leonard Pre-Tax Income	*$ 541*	*$ 57*	*$ 598*	*$ 563*	*$ 77*	*$ 639*
Applicable Tax Rate	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*
Leonard Provision for Income Taxes	(200)	(21)	(221)	(208)	(28)	(237)
Total Net Income	$ 341	$ 56	$ 397	$ 354	$ 83	$ 438
Less: Minority Interest	0	(20)	(20)	0	(35)	(35)
Net Income Attributable to Leonard	$ 341	$ 36	$ 377	$ 354	$ 48	$ 403
Leonard FDSO (Avg.)	*107.3*	*107.3*	*107.3*	*107.3*	*107.3*	*107.3*
Leonard Ownership (Avg.)	*100 %*	*65 %*		*100 %*	*58 %*	
EPS Attributable to Leonard	$ 3.18	$ 0.34	$ 3.51	$ 3.30	$ 0.45	$ 3.75

Summary Accretion / Dilution	2016E	2017E
Standalone	$ 3.50	$ 3.21
Pro Forma	3.51	3.75
Accretion / (Dilution)	0.2 %	16.8 %

Source: Leonard Management model dated 20-Oct-2015

Leonard Acquisition of Public Equity Interest in Burrow 22

Illustrative EPS Accretion / Dilution Analysis

Acquisition of Public Equity Interest in Burrow

($ in millions, except per unit/share data)

	Premium to 20-Day VWAP	10.0 %	15.0 %	20.0 %
	Premium to Current Market Price	8.2 %	13.1 %	18.0 %
	Equity Purchase Price	$ 1,547	$ 1,617	$ 1,687
	Equity Purchase Price Per Share	$ 26.50	$ 27.71	$ 28.91
$ 15.00 Cash / Unit	**Pro Forma Burrow Ownership**	14 %	15 %	16 %
	2016E Earnings Per Share[1]	1 %	(0)%	(2)%
	2017E Earnings Per Share[1]	17	15	14
	Cash Consideration / Burrow Unit	$ 15.00	$ 15.00	$ 15.00
	Equity Consideration / Burrow Unit	11.50	12.71	13.91
	% of Market Capitalization Issued	15.8 %	17.5 %	19.1 %
	Credit Metrics			
	2016E YE Debt / 2016E EBITDA	1.8 x	1.8 x	1.8 x
$ 17.50 Cash / Unit	**Pro Forma Burrow Ownership**	11 %	12 %	14 %
	2016E Earnings Per Share[1]	2 %	0 %	(1)%
	2017E Earnings Per Share[1]	19	17	15
	Cash Consideration / Burrow Unit	$ 17.50	$ 17.50	$ 17.50
	Equity Consideration / Burrow Unit	9.00	10.21	11.41
	% of Market Capitalization Issued	12.4 %	14.0 %	15.7 %
	Credit Metrics			
	2016E YE Debt / 2016E EBITDA	2.0 x	2.0 x	2.0 x
$ 20.00 Cash / Unit	**Pro Forma Burrow Ownership**	8 %	10 %	11 %
	2016E Earnings Per Share[1]	2 %	1 %	(1)%
	2017E Earnings Per Share[1]	20	18	17
	Cash Consideration / Burrow Unit	$ 20.00	$ 20.00	$ 20.00
	Equity Consideration / Burrow Unit	6.50	7.71	8.91
	% of Market Capitalization Issued	8.9 %	10.6 %	12.3 %
	Credit Metrics			
	2016E YE Debt / 2016E EBITDA	2.2 x	2.2 x	2.2 x

Source: Leonard Management model dated 20-Oct-2015, Bloomberg as of 20-Oct-2015

Note: Assumes transaction effective 01-Jan-2016, 37% marginal tax rate, and current public ownership in Burrow of 62% as per Leonard Management. Pro Forma Burrow Ownership reflects the current public unitholders equity interest in the pro forma Leonard structure. EBITDA per credit metrics defined as adjusted EBITDA plus gross distributions from Mule per Leonard Management.

[1] Earnings per share definition per Leonard Management. Defined as EBITDA less book depreciation less interest expense plus interest income less provision for taxes multiplied by Leonard's ownership. Assumes pre-tax annual synergies of $10mm per Leonard Management.

Leonard Acquisition of Public Equity Interest in Burrow 23

IV. Form of Offer and Timeline

Proposed Offer

Acquisition of Public Interest in Burrow | 15% Premium | $17.50 Cash
($ in millions, except per unit/share data)

Sources	$mm
Equity Issued to Burrow Public Unitholders	$ 596
Assumption of Burrow Gross Debt	356
Acquisition Debt	548
Public Units Issued	0
Leonard Cash Used	500
Total Sources	$ 2,000

Uses	
Purchased Equity	$ 1,617
Assumption of Burrow Gross Debt	356
Advisory Fees	10
Financing Fees	16
Total Uses	$ 2,000

Consideration Paid to Burrow	
20-Day VWAP	$ 24.09
Illustrative Premium	15.0 %
Illustrative Acquisition Price	$ 27.71
Leonard Equity Consideration	$ 10.21
Cash Consideration	17.50
Total Consideration	$ 27.71

Capitalization	Leonard Decon.	Acquisition Adj.	Leonard Pro Forma
Cash & Cash Equivalents	$ 660	$(400)	$ 260
Total Debt	889	904	1,793
Net Debt	$ 229	$ 1,304	$ 1,533
Deconsolidated Metrics[1]			
2016E EBITDA	$ 709	$ 187	$ 896
2017E EBITDA	662	265	927
Debt / 2016E EBITDA	1.3 x		2.0 x
Net Debt / 2016E EBITDA	0.3		1.7
Consolidated Metrics			
2016E EBITDA	$ 1,013	$(16)	$ 996
2017E EBITDA	1,070	10	1,080
Debt / 2016E EBITDA	0.9 x		1.8 x
Net Debt / 2016E EBITDA	0.2		1.5
Ownership			
Leonard Ownership in Burrow	38 %		100 %
Public Ownership in Burrow	62		0

Source: Leonard Management model dated 20-Oct-2015, Bloomberg as of 20-Oct-2015
[1] Leonard standalone EBITDA adjusted to include gross distributions from Burrow and Mule.

Form of Offer and Timeline

25

Illustrative Timeline to Merger Agreement Subject to Leonard Board Approval of Proposal Timing Action / Event October 22nd Leonard Board of Directors approves delivery of proposal October 23rd Leonard delivers to the independent directors of Burrow a proposal with respect to the transaction October 26th Leonard and Burrow announce proposal pre-market open Leonard files an amendment to its Schedule 13D (regarding its ownership of Burrow units) Week of October 26th Leonard management presents on the proposal to Burrow Burrow delegates authority to review, evaluate and negotiate the terms of the transaction and, if advisable, to approve the transaction, to its Conflicts Committee The Conflicts Committee engages financial and legal advisors to assist it in carrying out its charge Week of November 2nd The Conflicts Committee, with its advisors, conducts due diligence through Week of The Conflicts Committee and Leonard negotiate the financial terms of the transaction and the terms of the transaction documents November 16th Week of November 2nd Leonard and Burrow announce earnings for third quarter Week of November 16th Finalize transaction documents and communicates rollout plan Finalize communications rollout plan Week of November The Conflicts Committee approves the transaction 22nd The Leonard Board approves the transaction Leonard and Burrow execute the transaction documents Source: Leonard Management Note: Actual timeline will be subject to nature of negotiations with Burrow Conflicts Committee. Form of Offer and Timeline 26

Considerations Form of offer Timeline / target closing Investor relations / rating agencies / lender communications Form of Offer and Timeline 27

Appendix A: Additional Materials

Illustrative Weighted Average Cost of Capital Burrow ($ in millions) Adjusted Total Net Net Historical Historical Comparable Company EV Debt Cash Debt Market Cap Debt / Cap Tax Rate Equity Beta Asset Beta Burrow $ 2,559 $ 356 $ 100 $ 256 $ 2,302 10.0 0.0% 1.15 1.04 Alon USA Partners, LP 1,576 281 150 132 1,445 8.3 0.0 1.18 1.08 CVR Refining, LP 3,236 581 433 148 3,088 4.6 0.0 0.93 0.89 Median 1.15 1.04 Burrow WACC Assumptions Sensitivities Risk-Free Rate¹ 2.55 % Cost of Equity WACC Equity Risk Premium² 7.00 Risk Free Rate Target Net Debt / Capitalization Levered Equity Beta³ 1.15 Cost of Equity 10.61% ##### 1.5% 2.0% 2.6% 3.0% 3.5% ##### 10.0% 12.5% 15.0% 17.5% 20.0 % Target Capital Structure 0.95 8.1% 8.6% 9.2% 9.6% 10.1% 0.95 9.0% 8.9% 8.9% 8.8% 8.8 % Equity Value 85.0 % Net Debt 15.0 Beta 1.05 8.8 9.3 9.9 10.3 10.8 Beta 1.05 9.6 9.5 9.5 9.4 9.3 Pretax Cost of Debt 7.00 red 1.15 9.6 10.1 10.6 11.1 11.6 red 1.15 10.2 10.2 10.1 10.0 9.9 e e Marginal Tax Rate 0.0 Lev 1.25 10.2 10.7 11.3 11.7 12.2 Lev 1.25 10.9 10.8 10.7 10.5 10.4 Implied WACC 10.07% 1.35 10.9 11.4 12.0 12.4 12.9 1.35 11.5 11.4 11.2 11.1 11.0 Source: Company filings, Leonard Management model dated 20-Oct-2015, Ibbotson, Axioma and Bloomberg as of 20-Oct-2015 Note: Historical betas per Axioma. Market Cap based on diluted shares outstanding. Burrow financials based on YE 2015E financials. 1 Represents US Government Treasury due February 2036. 2 Equity risk premium per Ibbotson. 3 Actual 2-year historical levered beta as per Axioma. Additional Materials 29

Comparison of Selected Companies

Refinery Logistics MLPs

($ in millions, except per unit data)

Company	Closing Price	% of 52 Week High	Market Cap[1]	Enterprise Value[1]	Market Implied Value of GP	Adjusted Enterprise Value[1]	Adj. EV / EBITDA[2] 2016E	Adj. EV / EBITDA[2] 2017E	LP Yield 2016E	LP Yield 2017E	GP Distribution Marg. Split	GP Distribution % Total
Refinery Logistics												
Mule per Leonard Mgmt.	$ 24.26	71 %	$ 1,155	$ 1,570	$ 73	$ 1,643	9.4 x	7.1 x	7.2 %	8.3 %	25.0 %	6.0 %
Delek Logistics	$ 33.84	70 %	$ 821	$ 1,137	$ 150	$ 1,287	10.2 x	9.3 x	7.6 %	8.7 %	50.0 %	15.4 %
Holly Energy (3)	34.43	95	2,020	3,005	836	3,841	14.3	12.6	6.9	7.4	50.0	29.3
MPLX (4)	38.52	45	3,095	3,723	1,074	4,797	8.1	6.4	5.9	7.4	50.0	25.8
PBF Logistics	20.34	78	698	1,300	36	1,336	11.9	9.3	8.6	9.6	25.0	4.9
Phillips 66 Partners	58.28	71	4,772	5,767	248	6,016	13.3	8.1	3.6	4.5	50.0	4.9
Tesoro Logistics	54.85	88	4,832	7,838	2,156	9,994	12.0	9.9	6.3	7.2	50.0	30.9
Valero Energy	49.21	89	3,005	3,315	636	3,951	13.8	9.4	3.1	3.9	50.0	17.5
Peer Mean			**$ 2,749**	**$ 3,727**	**$ 734**	**$ 4,460**	**11.9 x**	**9.3 x**	**6.0 %**	**7.0 %**	**46.4 %**	**18.4 %**
Peer Median			**3,005**	**3,315**	**636**	**3,951**	**12.0**	**9.3**	**6.3**	**7.4**	**50.0**	**17.5**

Source: Company public filings, IBES median estimates, Leonard Management model dated 20-Oct-2015, Bloomberg as of 20-Oct-2015
Note: Mule per 2015E YE financials per Leonard Management.
[1] Equity Market Cap based on diluted units outstanding. Adjusted Enterprise Value includes illustrative GP Value based on NTM GP cash flow capitalized at current NTM LP yield.
[2] Projected EBITDA and distributions are based on IBES median estimates and/or other Wall Street research. Mule 2016E and 2017E projections per Leonard Management.
[3] Not pro forma for the acquisition of 50% interest in Frontier Pipeline (announced on 03-Sep-2015); pro forma for the acquisition of El Dorado processing units.
[4] Not pro forma for the acquisition of MarkWest announced 13-Jul-2015.

Additional Materials 30

Precedent M&A Premia Analysis

Energy Sector Related Party Acquisitions | 2009 - Present

			Consideration Mix		Premium		
Announcement	Acquirer	Target	% Cash	% Stock	1-Day Prior	30-Day Prior	90-Day Prior
Related Parties with Tax Benefits[1]							
5/13/2015	The Williams Companies, Inc.	Williams Partners L.P.	0 %	100 %	18 %	12 %	20 %
8/10/2014	Kinder Morgan, Inc.	Kinder Morgan Energy Partners, L.P.	12 %	88 %	12 %	11 %	21 %
8/10/2014	Kinder Morgan, Inc.	El Paso Pipeline Partners, L.P.	12 %	88 %	15 %	9 %	18 %
Median					15 %	11 %	20 %
Mean					15 %	11 %	20 %
Related Parties without Distinct Tax Benefits[1]							
5/6/2015	Crestwood Equity Partners LP	Crestwood Midstream Partners L.P.	0 %	100 %	17 %	25 %	23 %
4/6/2015	Tesoro Logistics LP	QEP Midstream Partners L.P.	0 %	100 %	9 %	7 %	9 %
1/26/2015	Energy Transfer Partners, L.P.	Regency Energy Partners L.P.	1 %	99 %	13 %	13 %	(14)%
10/1/2014	Enterprise Products Partners L.P.	Oiltanking Partners, L.P.	0 %	100 %	(0)%	1 %	4 %
8/10/2014	Kinder Morgan, Inc.	Kinder Morgan Management, LLC	0 %	100 %	17 %	20 %	31 %
7/10/2014	NGL Energy Partners LP	TransMontaigne Partners L.P.	0 %	100 %	(2)%	(3)%	(1)%
6/15/2014	The Williams Companies, Inc.	Access Midstream Partners, L.P.	100 %	0 %	6 %	17 %	23 %
8/27/2013	Plains All American Pipeline, L.P.	PAA Natural Gas Storage, L.P.	0 %	100 %	7 %	2 %	9 %
2/23/2011	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.	0 %	100 %	28 %	28 %	33 %
1/19/2010	The Williams Companies, Inc.	Williams Partners L.P.	36 %	64 %	32 %	37 %	52 %
6/29/2009	Enterprise Products Partners L.P.	TEPPCO Partners L.P.	0 %	100 %	9 %	5 %	38 %
Median					9 %	13 %	23 %
Mean					12 %	14 %	19 %
Aggregate Related Parties							
Median					13 %	12 %	21 %
Mean					13 %	13 %	19 %

Source: Deal Point Data, Company filings
Note: Acquisition premiums per first announced offer related to transaction and may not represent the final, revised offer consideration.
[1] Tax benefits assume step-up for tax basis purposes.

Additional Materials 31

Appendix B: Detailed Management Projections

A. Key Assumptions

Key Leonard Management Price Assumptions

- 2016-2017 crude oil prices (WTI/Brent) are based on the forward curve as of 23-Sep-2015; 2018-2020 crude oil prices (WTI/Brent) are Management estimates
- For 2016-2020, WCS price is assumed at a $14 discount to WTI, Bakken is assumed at a $5 discount to WTI and Syncrude is assumed to be equivalent to WTI
- 2016-2020 gas and diesel crack spreads are Management estimates based on the 2013-2015YTD historical prices combined with the forward curve as of 23-Sep-2015

Summary Projections

		2016E								
		Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
Leonard	WTI - Cushing ($/bbl)	$ 46.50	$ 48.15	$ 49.14	$ 50.21	$ 48.50	$ 52.50	$ 60.00	$ 60.00	$ 60.00
	WTI - Midland ($/bbl)	46.80	48.45	49.44	50.51	48.80	52.65	60.15	60.15	60.15
	Brent ($/bbl)	49.98	51.92	53.39	54.69	52.50	57.40	65.00	65.00	65.00
	USGC 3-2-1 ($/bbl)	$ 14.61	$ 14.61	$ 14.61	$ 14.61	$ 14.61	$ 14.95	$ 16.00	$ 16.00	$ 16.00
	LA 3-2-1 ($/bbl)	18.61	18.61	18.61	18.61	18.61	18.95	20.00	20.00	20.00
Burrow	WCS ($/bbl)	$ 40.92	$ 42.37	$ 43.25	$ 44.19	$ 42.68	$ 46.20	$ 52.80	$ 52.80	$ 52.80
	Bakken ($/bbl)	41.50	43.15	44.14	45.21	43.50	47.50	55.00	55.00	55.00
	Syncrude ($/bbl)	46.50	48.15	49.14	50.21	48.50	52.50	60.00	60.00	60.00
	Group 3 Gas ($/bbl)	$ 5.89	$ 12.13	$ 9.66	$ 2.00	$ 7.42	$ 6.30	-	-	-
	Group 3 Diesel ($/bbl)	16.09	17.60	18.65	18.19	17.63	18.34	-	-	-

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections

34

Key Refining Assumptions

($ in millions, except per unit amounts)

Refining Assumptions

	2016E Q1	2016E Q2	2016E Q3	2016E Q4	2016E	2017E	2018E	2019E	2020E
Gross Margin ($/bbl)									
Gallup Gross Margin	$ 19.01	$ 19.01	$ 19.01	$ 19.01	$ 19.01	$ 19.35	$ 20.40	$ 20.40	$ 20.40
El Paso Gross Margin	14.66	14.66	14.66	14.66	14.66	15.00	16.05	16.05	16.05
St. Paul Gross Margin	15.37	18.99	18.10	14.12	16.46	16.33	15.72	15.72	15.72
Throughput (bpd)									
Gallup	27,000	27,000	27,000	27,000	27,000	25,250	27,000	27,000	27,000
El Paso	136,000	136,000	136,000	136,000	136,000	129,500	136,000	130,750	136,000
St. Paul	95,800	68,370	99,800	98,800	90,726	99,800	99,800	99,800	99,800
Operating Costs									
Gallup	$(8.00)	$(8.00)	$(8.00)	$(8.00)	$(8.00)	$(8.54)	$(8.00)	$(8.00)	$(8.00)
El Paso	(4.25)	(4.25)	(4.25)	(4.75)	(4.38)	(4.25)	(4.38)	(4.25)	(4.25)
St. Paul	(4.80)	(7.65)	(4.75)	(4.45)	(5.23)	(4.50)	(4.50)	(4.50)	(4.50)
Turnaround Expense									
Gallup	$ 0	$ 0	$ 0	$ 0	$ 0	$(30)	$ 0	$ 0	$ 0
El Paso	0	0	0	0	0	(40)	0	(40)	0
St. Paul	0	(30)	(10)	(15)	(55)	0	0	0	0
G&A									
Gallup	$(1)	$(1)	$(1)	$(1)	$(5)	$(5)	$(5)	$(5)	$(5)
El Paso	(6)	(6)	(6)	(6)	(25)	(25)	(25)	(25)	(25)
St. Paul	(6)	(6)	(6)	(6)	(23)	(24)	(24)	(24)	(24)
Refining Capex									
Gallup	$(3)	$(3)	$(3)	$(3)	$(10)	$(20)	$(10)	$(10)	$(10)
El Paso	(13)	(13)	(13)	(13)	(50)	(70)	(50)	(70)	(50)
St. Paul	(10)	(10)	(10)	(10)	(40)	(40)	(40)	(40)	(40)

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections 35

Key Retail Assumptions

($ in millions, except per unit amounts)

		2016E								
		Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
Leonard	**Leonard Retail**									
	Fuel Sales (mm gallons)	88	94	94	88	364	368	371	375	379
	Margin ($ / gallon)	*$ 0.18*	*$ 0.22*	*$ 0.22*	*$ 0.18*	*$ 0.20*	*$ 0.20*	*$ 0.20*	*$ 0.20*	*$ 0.20*
	Merchandise Sales	71	71	71	71	284	290	295	301	307
	% Margin	*28.5 %*	*28.5 %*	*28.5 %*	*28.5 %*	*28.5 %*	*28.0 %*	*28.0 %*	*28.0 %*	*28.0 %*
	Cardlock Sales (mm gallons)	16	16	16	16	64	64	64	64	64
	Margin ($ / gallon)	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*	*$ 0.19*
	Other Retail EBITDA	$ 3	$ 3	$ 3	$ 3	$ 12	$ 12	$ 12	$ 12	$ 12
	Operating Expenses	$(31)	$(31)	$(31)	$(31)	$(124)	$(124)	$(124)	$(124)	$(124)
	G&A	(3)	(3)	(3)	(3)	(12)	(12)	(12)	(12)	(12)
	Retail Capex	$(3)	$(3)	$(3)	$(3)	$(12)	$(12)	$(12)	$(12)	$(12)
Burrow	**Burrow Retail**									
	Fuel Sales (mm gallons)	72	78	78	72	300	305	309	314	318
	Margin ($ / gallon)	*$ 0.19*	*$ 0.22*	*$ 0.22*	*$ 0.19*	*$ 0.21*	*$ 0.21*	*$ 0.21*	*$ 0.21*	*$ 0.21*
	Merchandise Sales	82	96	96	82	356	360	363	367	370
	% Margin	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*	*25.9 %*
	Franchise Royalty Income	$ 0.8	$ 0.9	$ 0.9	$ 0.8	$ 3.4	$ 3.4	$ 3.4	$ 3.4	$ 3.4
	Other Retail EBITDA	$ 5.0	$ 5.0	$ 5.0	$ 5.0	$ 20.0	$ 20.0	$ 20.0	$ 20.0	$ 20.0
	Operating Expenses	$(33)	$(33)	$(33)	$(33)	$(130)	$(130)	$(130)	$(130)	$(130)
	G&A	(6)	(6)	(6)	(6)	(23)	(24)	(24)	(24)	(24)
	Retail Capex	$(2)	$(2)	$(2)	$(2)	$(8)	$(8)	$(8)	$(8)	$(8)

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections

36

Key Corporate Assumptions ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Leonard Corporate Corporate G&A $(20) $(20) $(20) $(20) $(79) $(80) $(81) $(82) $(83) Corporate Capex (2) (2) (2) (2) (6) (6) (6) (6) (6) Corporate Discretionary Capex (40) (40) (40) (40) (160) (160) (160) (160) (160) Leonard Return on Corp. Capex 0 0 0 0 0 0 21 55 90 Common Dividends / Share $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Burrow Corporate Corporate G&A $(8) $(8) $(8) $(8) $(31) $(32) $(32) $(32) $(32) Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Burrow Corporate Discretionary Capex (13) (13) (13) (13) (50) (25) (8) (8) (8) LP DPU $ 0.61 $ 0.15 $ 0.87 $ 0.32 $ 1.96 $ 2.91 $ 2.68 $ 2.69 $ 2.70 Mule Corporate Operating Expenses $(41) $(41) $(42) $(41) $(165) $(165) $(165) $(165) $(165) Corporate G&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Mule Corporate Capex (8) (8) (8) (8) (33) (19) (16) (16) (16) LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 LP Coverage 0.99 x 0.89 x 1.04 x 1.25 x 1.06 x 1.29 x 1.38 x 1.25 x 1.17 x Source: Leonard Management model dated 20-Oct-2015 Detailed Management Projections 37

B. Leonard Projections

Leonard Operating Assumptions

Gallup Refinery
($ in millions, except per unit amounts)

	2016E								
	Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
Refining Capacity (bbl/d)	27,000	27,000	27,000	27,000	27,000	27,000	27,000	27,000	27,000
Utilization	100 %	100 %	100 %	100 %	100 %	94 %	100 %	100 %	100 %
Total Throughput (bbl/d)	27,000	27,000	27,000	27,000	27,000	25,250	27,000	27,000	27,000
Throughput Volume (MBbl)	2,430	2,457	2,484	2,484	9,855	9,216	9,855	9,855	9,855
Feedstock									
Gallup Gross Margin	$ 19.01	$ 19.01	$ 19.01	$ 19.01	$ 19.01	$ 19.35	$ 20.40	$ 20.40	$ 20.40
Operating Expenses	*$(8.00)*	*$(8.00)*	*$(8.00)*	*$(8.00)*	*$(8.00)*	*$(8.54)*	*$(8.00)*	*$(8.00)*	*$(8.00)*
Selected Financials									
Gross Profit	$ 46	$ 47	$ 47	$ 47	$ 187	$ 178	$ 201	$ 201	$ 201
Less: Operating Expenses	(19)	(20)	(20)	(20)	(79)	(79)	(79)	(79)	(79)
Less: Turnaround Expense	0	0	0	0	0	(30)	0	0	0
Less: G&A	(1)	(1)	(1)	(1)	(5)	(5)	(5)	(5)	(5)
EBITDA	$ 26	$ 26	$ 26	$ 26	$ 104	$ 65	$ 117	$ 117	$ 117
Less: DD&A	(7)	(7)	(7)	(7)	(27)	(27)	(27)	(27)	(27)
Operating Income	$ 19	$ 19	$ 19	$ 19	$ 76	$ 37	$ 90	$ 90	$ 90
Plus: DD&A	7	7	7	7	27	27	27	27	27
EBITDA	$ 26	$ 26	$ 26	$ 26	$ 104	$ 65	$ 117	$ 117	$ 117
Less: Refining Capex	(3)	(3)	(3)	(3)	(10)	(10)	(10)	(10)	(10)
Less: Discretionary Capex	0	0	0	0	0	0	0	0	0
Less: Turnaround Capex	0	0	0	0	0	(10)	0	0	0
Cash Flow	$ 23	$ 23	$ 24	$ 24	$ 94	$ 45	$ 107	$ 107	$ 107

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections 39

Leonard Operating Assumptions

El Paso Refinery
($ in millions, except per unit amounts)

	2016E								
	Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
Refining Capacity (bbl/d)	136,000	136,000	136,000	136,000	136,000	136,000	136,000	136,000	136,000
Utilization	100 %	100 %	100 %	100 %	100 %	95 %	100 %	96 %	100 %
Total Throughput (bbl/d)	136,000	136,000	136,000	136,000	136,000	129,500	136,000	130,750	136,000
Throughput Volume (MBbl)	12,240	12,376	12,512	12,512	49,640	47,268	49,640	47,724	49,640
Feedstock									
El Paso Gross Margin	$ 14.66	$ 14.66	$ 14.66	$ 14.66	$ 14.66	$ 15.00	$ 16.05	$ 16.05	$ 16.05
Operating Expenses	*$(4.25)*	*$(4.25)*	*$(4.25)*	*$(4.75)*	*$(4.38)*	*$(4.25)*	*$(4.38)*	*$(4.25)*	*$(4.25)*
Selected Financials									
Gross Profit	$ 179	$ 181	$ 183	$ 183	$ 728	$ 709	$ 797	$ 766	$ 797
Less: Operating Expenses	(52)	(53)	(53)	(59)	(217)	(201)	(217)	(203)	(211)
Less: Turnaround Expense	0	0	0	0	0	(40)	0	(40)	0
Less: G&A	(6)	(6)	(6)	(6)	(25)	(25)	(25)	(25)	(25)
EBITDA	$ 121	$ 123	$ 124	$ 118	$ 485	$ 443	$ 554	$ 498	$ 561
Less: DD&A	(12)	(12)	(12)	(12)	(50)	(50)	(50)	(50)	(50)
Operating Income	$ 109	$ 110	$ 112	$ 105	$ 436	$ 393	$ 505	$ 449	$ 511
Plus: DD&A	12	12	12	12	50	50	50	50	50
EBITDA	$ 121	$ 123	$ 124	$ 118	$ 485	$ 443	$ 554	$ 498	$ 561
Less: Refining Capex	(13)	(13)	(13)	(13)	(50)	(50)	(50)	(50)	(50)
Less: Discretionary Capex	0	0	0	0	0	0	0	0	0
Less: Turnaround Capex	0	0	0	0	0	(20)	0	(20)	0
Cash Flow	$ 109	$ 110	$ 111	$ 105	$ 435	$ 373	$ 504	$ 428	$ 511

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections

40

Leonard Operating Assumptions Retail Assets ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Retail Segment Fuel Volumes (mm gallons) 88.0 94.0 94.0 88.0 364.0 367.6 371.3 375.0 378.8 Fuel Margin ($ / gallon) $ 0.18 $ 0.22 $ 0.22 $ 0.18 $ 0.20 $ 0.20 $ 0.20 $ 0.20 $ 0.20 Merchandise Sales $ 71 $ 71 $ 71 $ 71 $ 284 $ 290 $ 295 $ 301 $ 307 Merchandise Margin 28.5% 28.5% 28.5% 28.5% 28.5% 28.0% 28.0% 28.0% 28.0 % Cardlock Volumes (mm gallons) 16.1 16.1 16.1 16.1 64.5 64.5 64.5 64.5 64.5 Cardlock Margin ($ / gallon) $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 Other Retail EBITDA $ 3 $ 3 $ 3 $ 3 $ 12 $ 12 $ 12 $ 12 $ 12 Retail Consolidated Financials Revenues $ 381 $ 426 $ 426 $ 381 $ 1,616 $ 1,624 $ 1,645 $ 1,667 $ 1,689 Cost of Goods Sold (339) (380) (380) (339) (1,438) (1,445) (1,464) (1,484) (1,503) Gross Profit $42 $47 $47 $42 $178 $179 $181 $183 $186 Less: Operating Expenses (31) (31) (31) (31) (124) (124) (124) (124) (124) Less: G&A (3) (3) (3) (3) (12) (12) (12) (12) (12) EBITDA $ 8 $ 13 $ 13 $ 8 $ 42 $ 43 $ 45 $ 48 $ 50 Less: DD&A (4) (4) (4) (4) (15) (15) (15) (15) (15) Operating Income $ 4 $ 9 $ 9 $ 4 $ 28 $ 28 $ 31 $ 33 $ 36 Plus: DD&A 4 4 4 4 15 15 15 15 15 EBITDA $ 8 $ 13 $ 13 $ 8 $ 42 $ 43 $ 45 $ 48 $ 50 Less: Retail Capex (3) (3) (3) (3) (12) (12) (12) (12) (12) Cash Flow $ 5 $ 10 $ 10 $ 5 $ 30 $ 31 $ 33 $ 36 $ 38 Margins Gross Margin 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0 % EBITDA Margin 2.1 3.1 3.1 2.1 2.6 2.7 2.8 2.9 3.0 Source: Leonard Management model dated 20-Oct-2015 Note: Revenues estimated by gross margin as per Leonard Management. Detailed Management Projections 41

Leonard Deconsolidated Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 274 $ 282 $ 285 $ 273 $ 1,114 $ 1,066 $ 1,200 $ 1,206 $ 1,273 Less: Segment SG&A (10) (10) (10) (10) (42) (42) (42) (42) (42) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (102) (103) (104) (110) (420) (404) (438) (423) (431) Less: Turnaround Expense 0 0 0 0 0 (70) 0 (40) 0 Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: DD&A (Book) (36) (36) (34) (29) (135) (132) (146) (161) (175) Operating Income $ 106 $ 113 $ 117 $ 103 $ 438 $ 340 $ 494 $ 458 $ 542 Plus: DD&A (Book) 36 36 34 29 135 132 146 161 175 Adj. EBITDA $ 142 $ 149 $ 151 $ 132 $ 574 $ 471 $ 640 $ 619 $ 717 Plus: LP Distributions from Mule 14 14 15 15 57 65 73 81 89 Plus: GP Distributions from Mule 1 1 2 3 8 22 35 49 62 Plus: LP Distributions from Burrow 22 5 31 12 70 104 96 96 96 Adj. EBITDA plus Gross Distributions $ 179 $ 170 $ 199 $ 162 $ 709 $ 662 $ 844 $ 845 $ 965 Operating Income $ 106 $ 113 $ 117 $ 103 $ 438 $ 340 $ 494 $ 458 $ 542 Less: Interest Expense (13) (13) (12) (12) (50) (50) (50) (49) (49) Plus: Interest Income 0 0 0 0 1 1 2 2 2 Pre Tax Leonard Income $ 94 $ 101 $ 104 $ 91 $ 389 $ 291 $ 446 $ 411 $ 495 Less: Provision for Income Taxesą (35) (37) (39) (34) (144) (108) (165) (152) (183) Leonard Net Income $ 59 $ 63 $ 66 $ 57 $ 245 $ 183 $ 281 $ 259 $ 312 Plus: Mule Total Net Income 12 11 14 19 56 83 107 115 124 Plus: Burrow Total Net Income 39 12 54 22 127 186 173 174 174 Consolidated Net Income $ 110 $ 86 $ 134 $ 98 $ 429 $ 453 $ 561 $ 547 $ 610 Less: Minority Interest (28) (11) (39) (22) (99) (150) (152) (156) (160) Net Income Attributable to Leonard $ 82 $ 76 $ 96 $ 77 $ 330 $ 302 $ 409 $ 391 $ 450 Average Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Earnings per Share $ 0.87 $ 0.80 $ 1.02 $ 0.81 $ 3.50 $ 3.21 $ 4.35 $ 4.16 $ 4.78 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 867 $ 862 Cash 681 697 711 980 980 981 1,269 1,381 1,584 Net Debt $ 207 $ 190 $ 174 $(97) $(97) $(103) $(396) $(514) $(722) Shares Outstanding Beginning Shares 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Fully Diluted Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Common Dividends / Share? $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Source: Leonard Management model dated 20-Oct-2015 Note: Assumes TexNew Mex pipeline sold to Mule in Q4 2015 for $175mm in proceeds per Leonard Management. Fully diluted shares outstanding calculated as follows: 93,683,528 YE 2015E basic shares outstanding plus 406,649 in restricted stock units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive regular common dividends paid in cash per Leonard Management. 1 Assumes 37% marginal tax rate per Leonard Management. 2 Assumes $0.16/share increase per year per Leonard Management. Detailed Management Projections 42

C. Mule Projections

Mule Operating Assumptions Pipeline & Gathering ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Mainline Movements Permian / Delaware Basin Fees Volumes (bpd) 45,000 45,000 45,000 45,000 45,000 50,000 50,000 50,000 50,000 $/bbl fee $ 1.27 $ 1.27 $ 1.33 $ 1.33 $ 1.30 $ 1.36 $ 1.42 $ 1.49 $ 1.56 Permian / Delaware Basin Fees Gross Profit $ 5 $ 5 $ 6 $ 6 $ 21 $ 25 $ 26 $ 27 $ 29 Four Corners Volumes (bpd) 51,500 51,500 51,500 51,500 51,500 51,500 51,500 51,500 51,500 $/bbl fee $ 1.00 $ 1.00 $ 1.05 $ 1.05 $ 1.02 $ 1.07 $ 1.12 $ 1.17 $ 1.23 Four Corners Gross Profit $ 5 $ 5 $ 5 $ 5 $ 19 $ 20 $ 21 $ 22 $ 23 Tex NewMex Volumes (bpd) 15,587 12,700 12,945 15,289 14,126 19,645 26,875 26,875 26,875 $/bbl fee $ 6.50 $ 6.50 $ 6.81 $ 6.81 $ 6.65 $ 7.00 $ 7.29 $ 7.63 $ 7.99 Tex NewMex Gross Profit $ 9 $ 8 $ 8 $ 10 $ 34 $ 50 $ 72 $ 75 $ 78 Gathering Permian / Delaware Basin Fees Volumes (bpd) 24,000 24,000 24,000 24,000 24,000 24,000 24,000 24,000 24,000 $/bbl fee $ 0.52 $ 0.52 $ 0.54 $ 0.54 $ 0.53 $ 0.56 $ 0.58 $ 0.61 $ 0.64 Permian / Delaware Basin Fees Gross Profit $ 1 $ 1 $ 1 $ 1 $ 5 $ 5 $ 5 $ 5 $ 6 Four Corners Volumes (bpd) 13,000 13,000 13,000 13,000 13,000 13,000 13,000 13,000 13,000 $/bbl fee $ 0.52 $ 0.52 $ 0.54 $ 0.54 $ 0.53 $ 0.56 $ 0.58 $ 0.61 $ 0.64 Four Corners Gross Profit $ 1 $ 1 $ 1 $ 1 $ 3 $ 3 $ 3 $ 3 $ 3 Pipeline Tank Storage Volumes (bbl) 1,874,400 1,874,400 1,874,400 1,874,400 7,497,600 7,497,600 7,497,600 7,497,600 7,497,600 $/bbl fee $ 0.51 $ 0.51 $ 0.52 $ 0.52 $ 0.52 $ 0.53 $ 0.54 $ 0.55 $ 0.56 Pipeline Tank Storage Gross Profit $ 1 $ 1 $ 1 $ 1 $ 4 $ 4 $ 4 $ 4 $ 4 Pipeline & Gathering Organic Growth $ 2 $ 2 $ 2 $ 2 $ 6 $ 6 $ 13 $ 14 $ 14 Pipeline & Gathering Gross Profit $ 23 $ 22 $ 23 $ 24 $ 92 $ 113 $ 144 $ 150 $ 157 Source: Leonard Management model dated 20-Oct-2015 Detailed Management Projections 44

Mule Operating Assumptions Terminaling, Transportation & Storage ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Terminaling, Transportation, and Storage Crude, Blendstock, Refined Product Storage Volumes (bbl) 20,645,892 20,645,892 20,645,892 20,645,892 82,583,568 82,583,568 82,583,568 82,583,568 82,583,568 $/bbl fee $ 0.53 $ 0.53 $ 0.54 $ 0.54 $ 0.54 $ 0.55 $ 0.56 $ 0.57 $ 0.58 Crude, Blendstock, Refined Product Storage Gross Profit $ 11 $ 11 $ 11 $ 11 $ 44 $ 45 $ 46 $ 47 $ 48 Shipments In & Out of Storage Volumes (bpd) 410,000 410,000 410,000 410,000 410,000 410,000 410,000 410,000 410,000 $/bbl fee $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.16 $ 0.16 $ 0.16 Shipments In & Out of Storage Gross Profit $ 6 $ 6 $ 6 $ 6 $ 23 $ 23 $ 24 $ 24 $ 25 Additive & Blending Service Volumes (bpd) 233,280 233,280 233,280 233,280 233,280 233,280 233,280 233,280 233,280 $/bbl fee $ 0.12 $ 0.12 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.14 Additive & Blending Service Gross Profit $ 3 $ 3 $ 3 $ 3 $ 11 $ 11 $ 11 $ 11 $ 12 Asphalt Storage Volumes (bbl) 1,420,410 1,420,410 1,420,410 1,420,410 5,681,640 5,681,640 5,681,640 5,681,640 5,681,640 $/bbl fee $ 0.80 $ 0.80 $ 0.82 $ 0.82 $ 0.81 $ 0.82 $ 0.84 $ 0.86 $ 0.88 Asphalt Storage Gross Profit $ 1 $ 1 $ 1 $ 1 $ 5 $ 5 $ 5 $ 5 $ 5 Shipments In & Out of Asphalt Storage Volumes (bpd) 16,955 16,955 16,955 16,955 16,955 16,955 16,955 16,955 16,955 $/bbl fee $ 0.96 $ 0.96 $ 0.98 $ 0.98 $ 0.97 $ 0.99 $ 1.01 $ 1.03 $ 1.05 Shipments In & Out of Asphalt Storage Gross Profit $ 1 $ 1 $ 2 $ 2 $ 6 $ 6 $ 6 $ 6 $ 7 Asphalt Processing & Blending Volumes (bpd) 4,746 4,746 4,746 4,746 4,746 4,746 4,746 4,746 4,746 $/bbl fee $ 4.72 $ 4.72 $ 4.82 $ 4.82 $ 4.77 $ 4.87 $ 4.97 $ 5.07 $ 5.17 Asphalt Processing & Blending Gross Profit $ 2 $ 2 $ 2 $ 2 $ 8 $ 8 $ 9 $ 9 $ 9 Terminaling, Transportation, and Storage Organic Growth $ 1 $ 1 $ 1 $ 1 $ 3 $ 3 $ 3 $ 3 $ 3 Terminaling, Transportation, and Storage Organic Gross Profit $ 25 $ 25 $ 25 $ 25 $ 100 $ 102 $ 104 $ 106 $ 108 Source: Leonard Management model dated 20-Oct-2015 Detailed Management Projections 45

Mule Operating Assumptions Marketing & Distribution ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Marketing & Distribution Fuel Volumes (‘000s gallons) 306,275 306,275 309,640 309,640 1,231,830 1,256,466 1,278,094 1,303,656 1,329,729 Fuel Margin ($ / gallon) $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 Fuel Gross Profit $ 10.7 $ 10.7 $ 10.8 $ 10.8 $ 43.1 $ 44.0 $ 44.7 $ 45.6 $ 46.5 Lubricant Volumes (‘000s gallons) 3,140 3,140 3,174 3,174 12,628 12,628 12,628 12,628 12,628 Lubricant Margin ($ / gallon) $ 0.78 $ 0.78 $ 0.78 $ 0.78 $ 0.78 $ 0.78 $ 0.78 $ 0.78 $ 0.78 Lubricant Gross Profit $ 2.4 $ 2.4 $ 2.5 $ 2.5 $ 9.8 $ 9.8 $ 9.8 $ 9.8 $ 9.8 Crude Trucking (bpd) 52,000 52,000 52,000 52,000 52,000 52,000 52,000 52,000 52,000 Crude Trucking ($/bbl) $ 2.51 $ 2.51 $ 2.51 $ 2.51 $ 2.51 $ 2.51 $ 2.51 $ 2.51 $ 2.51 Crude Trucking Gross Profit $ 12 $ 12 $ 12 $ 12 $ 47.6 $ 47.6 $ 47.6 $ 47.6 $ 47.6 Product Trucking Revenue $ 10 $ 10 $ 10 $ 10 $ 40 $ 40 $ 40 $ 40 $ 40 Marketing & Distribution Gross Profit $ 34.8 $ 34.9 $ 35.2 $ 35.2 $ 140.2 $ 141.1 $ 141.8 $ 142.7 $ 143.6 Source: Leonard Management model dated 20-Oct-2015 Detailed Management Projections 46

Mule Growth Projects Logistics Assets Included in Mule Financial Projections ($ in millions) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Bobcat EBITDA $ 7 $ 7 $ 7 $ 8 $ 29 $ 33 $ 38 $ 44 $ 50 Growth Capex 0 0 0 0 0 0 0 0 0 Sustaining Capex (1) (1) (1) (1) (3) (3) (4) (4) (5) Cash Flow $ 6 $ 6 $ 7 $ 7 $ 26 $ 30 $ 34 $ 39 $ 45 D&A 3 3 3 3 13 13 14 14 15 TexNew Mex (Phase II) Leonard EBITDA $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 18 $ 18 $ 18 Growth Capex 0 0 0 0 0 0 0 0 0 Sustaining Capex 0 0 0 0 0 0 0 0 0 Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 18 $ 18 $ 18 D&A 0 0 0 0 0 0 5 5 5 Burrow Logistics EBITDA $ 10 $ 10 $ 10 $ 10 $ 40 $ 41 $ 42 $ 43 $ 44 Growth Capex 0 0 0 0 0 0 0 0 0 Sustaining Capex (1) (1) (1) (1) (4) (4) (4) (4) (4) Burrow Cash Flow $ 9 $ 9 $ 9 $ 9 $ 36 $ 37 $ 38 $ 39 $ 39 D&A 4 4 4 4 14 14 14 14 14 2016E 2017E 2018E Drop Downs Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Bobcat (Phase I) Bobcat (Phase II) TexNew Mex (Phase II) Burrow Logistics (Phase I) Burrow Logistics (Phase II) Source: Leonard Management model dated 20-Oct-2015 Note: TexNew Mex pipeline is assumed to be sold from Leonard to Mule in 2015 for a purchase price of $175 million per Leonard Management. Detailed Management Projections 47

Mule Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 82 $ 81 $ 88 $ 103 $ 355 $ 430 $ 487 $ 503 $ 520 Less: SG&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Less: Operating Expenses (41) (41) (42) (41) (165) (165) (165) (165) (165) EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 297 $ 312 $ 329 Cash Flow Statement EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 297 $ 312 $ 329 Less: Interest Expense (6) (6) (7) (9) (28) (41) (50) (52) (52) Plus: Interest Income 0 0 0 0 0 0 0 0 0 Less: Capex (8) (8) (9) (10) (36) (26) (24) (25) (25) Distributable Cash Flow $ 21 $ 20 $ 25 $ 37 $ 102 $ 173 $ 223 $ 236 $ 252 Coverage Ratio 0.99 x 0.89 x 1.04 x 1.25 x 1.06 x 1.29 x 1.38 x 1.25 x 1.18 x Distributed Cash Flow $ 21 $ 22 $ 24 $ 29 $ 96 $ 134 $ 161 $ 188 $ 214 Excess Cash after Distributed Cash Flow $(0) $(2) $ 1 $ 7 $ 6 $ 39 $ 62 $ 48 $ 38 Acquisition Capex 0 0 (185) (484) (669) 0 0 0 0 Distributions LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 % Growth 13.7% 12.1% 10.8% 9.7 % LP Distributions $ 20 $ 20 $ 22 $ 26 $ 89 $ 113 $ 126 $ 140 $ 153 GP Distributions $ 1 $ 1 $ 2 $ 3 $ 8 $ 22 $ 35 $ 49 $ 62 % Growth 173.0% 63.0% 38.6% 27.9 % Balance Sheet Total Debt $ 465 $ 465 $ 539 $ 744 $ 744 $ 744 $ 902 $ 902 $ 902 Cash 50 47 30 (0) (0) 39 258 306 343 Net Debt $ 415 $ 418 $ 509 $ 744 $ 744 $ 705 $ 643 $ 595 $ 559 Units Outstanding Beginning Units 47.6 47.6 47.6 50.1 47.6 56.5 56.5 56.5 56.5 Units Issued 0.0 0.0 2.5 6.5 8.9 0.0 0.0 0.0 0.0 Fully Diluted Units Outstanding 47.6 47.6 50.1 56.5 56.5 56.5 56.5 56.5 56.5 Source: Leonard Management model dated 20-Oct-2015 Note: See appendix for drop down assumptions. Fully diluted units outstanding calculated as follows: 47,327,748 YE 2015E basic units outstanding plus 272,872 in restricted stock units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive LP distributions per Leonard Management. Detailed Management Projections 48

D. Burrow Projections

Burrow Operating Assumptions

St. Paul Refinery
($ in millions, except per unit amounts)

	2016E								
	Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
Refining Capacity (bbl/d)	99,800	99,800	99,800	99,800	99,800	99,800	99,800	99,800	99,800
Utilization	96 %	69 %	100 %	99 %	91 %	100 %	100 %	100 %	100 %
Total Throughput (bbl/d)	95,800	68,370	99,800	98,800	90,726	99,800	99,800	99,800	99,800
Throughput Volume (MBbl)	8,622	6,222	9,182	9,090	33,115	36,427	36,427	36,427	36,427
Feedstock									
St. Paul Gross Margin	$ 15.37	$ 18.99	$ 18.10	$ 14.12	$ 16.46	$ 16.33	$ 15.72	$ 15.72	$ 15.72
Operating Expenses	*$(4.80)*	*$(7.65)*	*$(4.75)*	*$(4.45)*	*$(5.23)*	*$(4.50)*	*$(4.50)*	*$(4.50)*	*$(4.50)*
Selected Financials									
Gross Profit	$ 132	$ 118	$ 166	$ 128	$ 545	$ 595	$ 573	$ 573	$ 573
Less: Operating Expenses	(41)	(48)	(44)	(40)	(173)	(164)	(164)	(164)	(164)
Less: Turnaround Expense	0	(30)	(10)	(15)	(55)	0	0	0	0
Less: SG&A	(6)	(6)	(6)	(6)	(23)	(24)	(24)	(24)	(24)
EBITDA	$ 85	$ 35	$ 107	$ 67	$ 294	$ 407	$ 385	$ 385	$ 385
Less: DD&A	(9)	(9)	(9)	(9)	(35)	(35)	(35)	(35)	(35)
Operating Income	$ 77	$ 26	$ 98	$ 58	$ 259	$ 372	$ 350	$ 350	$ 350
Plus: DD&A	9	9	9	9	35	35	35	35	35
EBITDA	$ 85	$ 35	$ 107	$ 67	$ 294	$ 407	$ 385	$ 385	$ 385
Less: Refining Capex	(10)	(10)	(10)	(10)	(40)	(40)	(40)	(40)	(40)
Cash Flow	$ 75	$ 25	$ 97	$ 57	$ 254	$ 367	$ 345	$ 345	$ 345

Source: Leonard Management model dated 20-Oct-2015

Detailed Management Projections 50

Burrow Operating Assumptions Retail Assets ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Retail Segment Fuel Sales (mm gallons) 72 78 78 72 300 305 309 314 318 Fuel Margin ($ / gallon) $ 0.19 $ 0.22 $ 0.22 $ 0.19 $ 0.21 $ 0.21 $ 0.21 $ 0.21 $ 0.21 Merchandise Sales 82 96 96 82 356 360 363 367 370 Merchandise Margin 26% 26% 26% 26% 26% 26% 26% 26% 26 % Franchise Stores Fuel Volumes (mm gallons) 23 28 28 23 102 102 102 102 102 Royalty Income $ 0.8 $ 0.9 $ 0.9 $ 0.8 $ 3.4 $ 3.4 $ 3.4 $ 3.4 $ 3.4 Other Retail EBITDA $ 5 $ 5 $ 5 $ 5 $ 20 $ 20 $ 20 $ 20 $ 20 Retail Consolidated Financials Revenues $ 370 $ 436 $ 436 $ 370 $ 1,612 $ 1,628 $ 1,645 $ 1,663 $ 1,680 Cost of Goods Sold (329) (388) (388) (329) (1,434) (1,449) (1,464) (1,480) (1,495) Gross Profit $41 $48 $48 $41 $177 $179 $181 $183 $185 Less: Operating Expenses (33) (33) (33) (33) (130) (130) (130) (130) (130) Less: G&A (6) (6) (6) (6) (23) (24) (24) (24) (24) EBITDA $ 2 $ 10 $ 10 $ 2 $ 24 $ 25 $ 27 $ 29 $ 31 Less: DD&A (2) (2) (2) (2) (7) (7) (7) (7) (7) Operating Income $ 1 $ 8 $ 8 $ 1 $ 17 $ 18 $ 20 $ 21 $ 23 Plus: DD&A 2 2 2 2 7 7 7 7 7 EBITDA $ 2 $ 10 $ 10 $ 2 $ 24 $ 25 $ 27 $ 29 $ 31 Less: Retail Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Cash Flow $ 0 $ 8 $ 8 $ 0 $ 16 $ 17 $ 19 $ 21 $ 23 Margins Gross Margin 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0 % EBITDA Margin 0.7 2.2 2.2 0.7 1.5 1.5 1.6 1.7 1.8 Source: Leonard Management model dated 20-Oct-2015 Note: Revenues estimated by gross margin as per Leonard Management. Detailed Management Projections 51

Burrow Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 173 $ 166 $ 214 $ 169 $ 722 $ 774 $ 754 $ 756 $ 758 Less: Segment SG&A (11) (11) (11) (11) (46) (48) (48) (48) (48) Less: Corporate SG&A (8) (8) (8) (8) (31) (32) (32) (32) (32) Less: Operating Expenses (74) (80) (76) (73) (303) (294) (294) (294) (294) Less: Burrow Logistics Cost 0 0 (5) (10) (15) (41) (42) (43) (44) Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: Turnaround Expense 0 (30) (10) (15) (55) 0 0 0 0 EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Cash Flow Statement EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Less: Interest Expense (8) (8) (8) (8) (30) (30) (30) (30) (30) Plus: Interest Income 0 0 0 0 0 1 1 1 1 Less: Refining / Retail / Logistics Capex (13) (13) (13) (12) (51) (48) (48) (48) (48) Less: Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Distributions LP DPU $ 0.61 $ 0.15 $ 0.87 $ 0.32 $ 1.96 $ 2.91 $ 2.68 $ 2.69 $ 2.70 % Growth 48.2% (7.7)% 0.4% 0.4 % Memo Item: Adjusted LP DPU 1 $ 0.61 $ 0.47 $ 0.98 $ 0.48 $ 2.55 $ 2.91 $ 2.68 $ 2.69 $ 2.70 % Growth 14.1% (7.7)% 0.4% 0.4 % Excess Cash after Distributed Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 Less: Special Distributions 0 0 0 0 0 0 0 0 0 Less: Discretionary Capex (13) (13) (13) (13) (50) (25) (8) (8) (8) Plus: Cash Proceeds from Logistics Sales to Mule 0 0 185 185 370 0 0 0 0 Free Cash Flow $(13) $(13) $ 173 $ 173 $ 320 $(25) $(8) $(8) $(8) Balance Sheet Total Debt $ 369 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 Cash 100 100 273 445 445 420 412 404 396 Net Debt $ 269 $ 281 $ 109 $(64) $(64) $(39) $(31) $(23) $(15) Units Outstanding Beginning Units 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 Units Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Fully Diluted Units Outstanding 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 94.0 Source: Leonard Management model dated 20-Oct-2015 Note: Fully diluted units outstanding calculated as follows: 92,833,486 YE 2015E basic units outstanding plus 330,806 in restricted stock units plus 813,941 in phantom units per Leonard Management. Assumes that no further dilutive securities (e.g. RSUs, phantom units) are issued and that the number of dilutive securities remains constant throughout the projection period per Leonard Management. Assumes dilutive securities receive LP distributions per Leonard Management. 1 Distributions adjusted to exclude the impact of turnaround expenses. Detailed Management Projections 52